                                As filed with the
             Securities and Exchange Commission on December 23, 1996

                                                           Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM S-8
                             Registration Statement
                                      Under
                           The Securities Act of 1933

                             LANVISION SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

           Delaware                                     31-1455414
(State or other jurisdiction of                      (I.R.S. Employer
 incorporation or organization)                     Identification No.)

                          One Financial Way, Suite 400
                           Cincinnati, Ohio 45242-5859
               (Address of principal executive offices) (Zip Code)

             LANVISION SYSTEMS, INC. 1996 EMPLOYEE STOCK OPTION PLAN
                            (Full title of the plan)

                                                        Copy To:
                                                    Alan J. Hartman
           J. Brian Patsy                           General Counsel
      LanVision Systems, Inc.                   LanVision Systems, Inc.
    One Financial Way, Suite 400              One Financial Way, Suite 400
    Cincinnati, Ohio 45242-5859               Cincinnati, Ohio 45242-5859
           (513) 794-7100                            (513) 794-7115
            (Name, address and telephone number of agent for service)


                        CALCULATION OF REGISTRATION FEE


                                  Amount             Proposed maximum         Proposed maximum            Amount of
 Title of Securities               to be            offering price per       aggregate offering         registration
   to be Registered             registered                 share                    price                    fee
-----------------------     --------------------    --------------------     --------------------    --------------------
Common Stock,                     825,000
$.01 par value                    shares                   $7.06                 $5,824,500             $1,765.00(1)


(1) Calculated in accordance with Rule 457(c) of Regulation C based upon the average of the high and low prices of LanVision Systems, Inc. common stock reported on the Nasdaq National Market on December 17, 1996.

The Exhibit Index can be found on page 4.

LanVision Systems, Inc. (the "Registrant") is filing this Registration Statement on Form S-8 in order to register shares of its common stock, $.01 par value, relating to the Registrant's 1996 Employee Stock Option Plan (the "Plan").

Part I   Employee Information Required in the Section 10(a) Prospectus.

           The information required in Part I of this Registration Statement is not being filed with the Commission in accordance with the instructions to Form S-8.

Item 1.    Plan Information.

           The Registrant shall deliver to each participant in the Plan the information required by this Item 1.

Item 2.  Registrant Information and Employee Plan Annual Information.

           The Registrant shall provide to each participant in the Plan a written statement advising them of the availability without charge to each such participant, upon written or oral request, of the documents incorporated by reference in the Section 10(a) Prospectus (not including Exhibits to the documents that are incorporated by reference into the Registration Statement). Requests for such information shall be made to the Registrant's General Counsel c/o LanVision Systems, Inc., One Financial Way, Suite 400, Cincinnati, Ohio 45242-5859, telephone (513) 794-7100.

Part II  Information Required in the Registration Statement.

Item 3.    Incorporation of Documents by Reference.

           The documents listed below are incorporated by reference into this Registration Statement, and all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of filing of such documents; provided, however, that any information set forth in any proxy statement of the Registrant pursuant to Items 402(k) and/or (1) of Regulation S-K is specifically not incorporated by reference herein.

           (a) The Registrant's latest annual report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933 that contains audited financial statements for the Registrant's latest fiscal year for which statements have been filed.

           (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the Registrant's documents referred to in the above paragraph.

           (c) The description of the Registrant's common stock contained in a registration statement filed under the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.


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Item 4.    Description of Securities.

           Not applicable.

Item 5.    Interests of Named Experts and Counsel.

           The validity of the shares of common stock being registered hereby will be passed upon for the Registrant by Graydon, Head & Ritchey, Cincinnati, Ohio. Graydon, Head & Ritchey, a law firm, has performed and continues to perform significant legal services for the Company.

           The consolidated financial statements of the Registrant at January 31, 1996 and 1995 and for each of the three years in the period ended January 31, 1996, incorporated by reference, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon, incorporated by reference, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

Item 6.    Indemnification of Directors and Officers.

           The Registrant, being incorporated under the General Corporation Law of the State of Delaware, is empowered by Section 145 of such law ("Statute"), subject to the procedures and limitations stated in the Statute, to indemnify any person ("Indemnitee") against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by the Indemnitee in connection with any threatened, pending, or completed action, suit, or proceeding to which an Indemnitee is made a party or threatened to be made a party by reason of the Indemnitee's being or having been a director, officer, employee, or agent of the Registrant or a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise at the request of the Registrant. The Statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Statute also provides that the Registrant may purchase insurance on behalf of any director, officer, employee, or agent.

           Article IX of the Registrant's Certificate of Incorporation contains provisions permitted by Section 102 of the General Corporation Law of the State of Delaware which eliminate personal liability of members of its board of directors for violations of their fiduciary duty of care. Neither the Delaware General Corporation Law nor the Certificate of Incorporation, however, limits the liability of a director for breaching his duty of loyalty, failing to act in good faith, engaging in intentional misconduct or knowingly violating a law, paying a dividend or approving a stock repurchase under circumstances where such payment or repurchase is not permitted under the Statute, or obtaining an improper personal benefit.

           Article VII of the Registrant's Bylaws provides that the Registrant is obligated to indemnify an Indemnitee in each and every situation where the Registrant is required or permitted to make such indemnification pursuant to the Statute. However, before making a permitted but not required indemnification, the Registrant shall promptly make or cause to be made, by any of the methods referred to in subsection (d) of the Statute, a determination as to whether the

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


Indemnitee acted in good faith and in a manner such Indemnitee reasonably believed to be in or not opposed to the best interests of the Registrant, and, in the case of any criminal action or proceeding, had no reasonable cause to believe that such Indemnitee's conduct was unlawful.

           The Registrant currently maintains an insurance policy that provides coverage pursuant to which the Registrant is to be reimbursed for amounts it may be required or permitted by law to pay to indemnify directors and officers.

Item 7.    Exemption from Registration Claimed.

           Not applicable.

Item 8.    Exhibits.

                                INDEX TO EXHIBITS

 Exhibits                     Description of Exhibit                        Page
 --------                     ----------------------                        ----

   4.1     LanVision Systems, Inc. 1996 Incentive Stock Option Plan          *
   5.1     Opinion of Graydon, Head & Ritchey                                7
  23.1     Consent of Graydon, Head & Ritchey (included in opinion)          7
  23.2     Consent of Ernst & Young LLP                                      8


* Incorporated by reference from Exhibit 10.2 of the Company's Registration Statement on Form S-1 - Registration No. 333-01494

Item 9.    Undertakings.

           The undersigned Registrant hereby undertakes:

           (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

           (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

           (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable,

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

each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3, of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Montgomery, State of Ohio, on this 20th day of December, 1996.

                                LANVISION SYSTEMS, INC.

                                BY: /s/ J. Brian Patsy
                                    -----------------------------------------
                                    J. Brian Patsy, Chief Executive Officer


           Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed by the following persons in the capacities and on the date indicated.


December 20, 1996                   /s/ J. Brian Patsy
                                    --------------------------------------------
                                    J. Brian Patsy, Chief Executive Officer and
                                    Director


December 20, 1996                   /s/ Eric S. Lombardo
                                    --------------------------------------------
                                    Eric S. Lombardo, Director


December 20, 1996                   /s/ George E. Castrucci
                                    --------------------------------------------
                                    George E. Castrucci, Director


December 20, 1996                   /s/ Z. David Patterson
                                    --------------------------------------------
                                    Z. David Patterson, Director


December 20, 1996                   /s/ Thomas E. Perazzo
                                    --------------------------------------------
                                    Thomas E. Perazzo, Chief Financial and
                                    Accounting Officer



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